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                                                                 EXHIBIT 23.2





                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement of Dailey International Inc. on Form S-4 of our reports dated April 2, 1997, on our audits of the consolidated financial statements and supplemental schedules of Air Drilling International, Inc. and subsidiaries as of December 31, 1996 and 1995 and for the year ended December 31, 1996 and for the period from May 19, 1995 (Inception) to December 31, 1995, and of our reports dated July 25, 1995, on our audits of the combined financial statements and supplemental schedules of Air Drilling Services, Inc., Canadian Air Drilling Services Ltd., Specialty Testing & Consulting Ltd. and Global Air Drilling Services Ltd. as of May 18, 1995 and for the period from January 1, 1995 through May 18, 1995. We also consent to the reference to our firm under the caption "Experts".


                                                COOPERS & LYBRAND L.L.P.


Denver, Colorado
October 17, 1997